Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2007, except as to Note 21 which is as of October 16, 2009, relating to the consolidated statements of operations, comprehensive income (loss), changes in shareholders’ equity and cash flows of Mercer International Inc. for the year ended December 31, 2006 (which report expresses an unqualified opinion on those financial statements and includes explanatory paragraphs relating to the Company’s adoption of new accounting standards for share-based payments, pension, and other postretirement benefits and noncontrolling interests) appearing in the Current Report on Form 8-K of Mercer International Inc. dated October 19, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.
/s/  DELOITTE & TOUCHE LLP
Independent Registered Chartered Accountants
Vancouver, Canada
October 19, 2009